Exhibit 10.17
December 28, 2016
Phillips Edison Grocery Center Operating Partnership II, L.P
11501 Northlake Drive
Cincinnati, OH 45249
Re:    Swap Transaction #114346
Dear Sir:
The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between Regions Bank ("Regions") and Phillips Edison Grocery Center Operating Partnership II, L.P. ("Counterparty") on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.
The definitions and provisions contained in the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (the ''Definitions") are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. This Confirmation constitutes a "Confirmation" as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of December 28, 2016, as amended, and supplemented from time to time ("the Agreement"), between Phillips Edison Grocery Center Operating Partnership II,L.P. and Regions Bank. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.
The terms of this particular Swap Transaction to which this Confirmation relates are as follows:
Notional Amount:             USD $63,500,000.00
Trade Date:                 December 28, 2016
Effective Date:                 January 3, 2017
Termination Date:             July 2, 2019, subject to adjustment in accordance with the Preceding
Business Day Convention.
Fixed Amounts:
Fixed Rate Payer:            Counterparty
Fixed Rate Calculation Periods:        From and including the first (1st) day of each month to but excluding the first (1st) day of the following month starting with the Effective Date continuing until the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Fixed Rate Payer Payment Dates:        First (1st) calendar day of each month beginning with February 1, 2017, continuing until the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Fixed Rate:                1.494000%
Fixed Rate Day Count Fraction:        Act/360
Floating Amounts:
Floating Rate Payer:            Regions Bank
Floating Rate Calculation Periods:    From and including the first (1st) day of each month to but excluding the first (1st) day of the following month starting with the Effective Date continuing until the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Floating Rate Payer Payment Dates:    First (1st) calendar day of each month beginning with February 1, 2017, continuing until the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Floating Rate for Initial Calculation Period: To be determined

Floating Rate Option:            USD-LIBOR-BBA, however the reference to "London Banking Days"in the third line of the definition of "USD LIBOR-BBA" as published in
Section 7.l(ab) (xxii) of the 2006 ISDA Definitions is replaced by ["New
York and London Business Days"].
Designated Maturity:             1Month (No interpolation)
Spread:                    None
Floating Rate Day Count Fraction:     Act/360
Floating Rate Date Determined:        Two London and New York Banking Days prior to each Reset Date
Reset Dates:                First day of each Floating Rate Calculation Period, subject to adjustment in accordance with the Modified Following Business Day Convention
Method of Averaging:             Not Applicable
Compounding:                 Not Applicable
Compounding Dates:            Not Applicable
Business Days for Payments by both Parties: London and New York
Calculation Agent:            As set forth in the Agreement
Account Details
Payments to Regions:             Regions Bank
Fed Routing Number:             062005690
Account Number:             1410010009000
Attention:                Treasury Operations/Carl Taube
Counterparty hereby authorizes Regions Bank to credit and debit the account specified below (or as otherwise specified by Counterparty from time to time) for amounts due from and to Regions Bank relative to the Transaction evidenced hereby.
Payments to Counterparty:
Fed Routing Number:
Account Number:            Please provide
Account Name:                Phillips Edison Grocery Center Operating Partnership II, L.P.
Attention:
Offices:
Regions Bank:                PO Box 10247
Birmingham, AL 35202
Mail Code ALBH11704B
Phone:                     205-264- 7410
Fax:                    205-326-7852
The Counterparty has consulted, to the extent it has deemed necessary, with its legal, tax and financial advisors regarding its decision to enter into the Swap Transaction and has had an opportunity to ask questions of, and has obtained all requested information from Regions concerning the Swap Transaction. The Counterparty has made its own independent decision to enter into the Swap Transaction based upon its own judgment, with full understanding of the economic, legal, and other risks associated with the Swap Transaction (which risks it is willing to assume) and is entering into the Swap Transaction without relying upon any advice (oral or written) or projections of Regions. The Counterparty understands that Regions is relying on the statements made by the Counterparty in this paragraph in entering into the Swap Transaction.
Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Regards,
REGIONS BANK
By:     /s/ Carl Taube
Name:     Carl Taube
Title:    Vice President

Accepted and confirmed as of the date first written:
PHILUPSEDISON GROCERY CENTER
OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership
By: Phillips Edison Grocery Center OP
GP II LLC, a Delaware limited liability company,
Its General Partner
By:    /s/ John Caulfield
Name:    John Caulfield
Title:    Vice President